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                      [LETTERHEAD OF BELL, BOYD & LLOYD]



                                  May 7, 1996


Extended Stay America, Inc.
500 E. Broward Boulevard
Ft. Lauderdale, Florida 33394

Ladies and Gentlemen:

                      REGISTRATION STATEMENT ON FORM S-1

     We have represented Extended Stay America, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, for the purpose of registering 5,750,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company (the "Shares") to be sold by the Company to a group of underwriters pursuant to an underwriting agreement (the "Underwriting Agreement"), which Shares include 750,000 shares of Common Stock which may be issued by the Company pursuant to an over-allotment option granted to the underwriters. In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Registration Statement, the form of Underwriting Agreement and pertinent resolutions of the board of directors of the Company.

     Based upon such examination, it is our opinion that the Shares are legally authorized and, upon issuance and delivery thereof to the underwriters in accordance with the terms of the Underwriting Agreement and the receipt by the Company of the purchase price therefor, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references made to us in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    /s/ Bell, Boyd & Lloyd